                                  EXHIBIT 16.1

August 12, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Ladies and Gentlemen:

     I have read and reviewed Item 4 of BBMF Corporation's, a Nevada corporation (the "Company"), Current Report on Form 8-K for the events reported August 12, 2004 and am in agreement with the statements made in the second, third and fourth paragraphs. I have no basis to agree or disagree with other statements of the Company contained therein.



                                                    /s/ Michael F. Cronin
                                                    ----------------------------
                                                    Michael F. Cronin
                                                    Certified Public Accountant